UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025
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TPG Private Equity Opportunities, L.P.
(Exact name of registrant as specified in its charter)
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Delaware	000-56717	99-4755034
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
301 Commerce Street, Suite 3300 Fort Worth, TX 76102
(Address of principal executive offices and zip code)
(817) 871-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 - Unregistered Sales of Equity Securities.
On October 1, 2025, TPG Private Equity Opportunities, L.P., a Delaware limited partnership (the “Fund” or “T-POP”), sold unregistered limited partnership units (the “Units”) of the Fund as part of its continuous private offering for aggregate consideration of $83.9 million. The following table details the Units sold:

Class	Number of Units Sold	Aggregate Consideration
Class R-I	1,571,396	$44,051,278
Class R-S	1,426,788	$39,881,750
The offer and sale of the Units were made as part of the Fund’s continuous private offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D thereunder. Units were sold to third-party investors, including through TPG Private Equity Opportunities (TE), L.P. (“Feeder TE”), a Delaware limited partnership, for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors, and that invests all or substantially all of its assets indirectly in the Fund’s Class R-I Units. Feeder TE issued to third party investors 771,514 of Class R-S_TE and 272,675 of Class R-I_TE, which are included in the Class R-I Units presented in the table above. The Fund, alongside certain parallel investment entities, invest substantially all of their assets in T-POP US Aggregator (CYM), L.P. (the “Aggregator”, and collectively with the Fund, Feeder TE and such parallel investment entities, the “T-POP Fund Complex.” On October 1, 2025, the T-POP Fund Complex (inclusive of the Fund) issued interests for aggregate consideration of approximately $248.2 million.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2025, the Fund’s general partner and the Fund’s board of directors (the “Board”) appointed Gary Pinkus to the Board as an independent director. The Board also appointed Mr. Pinkus to the Audit Committee of the Board. Mr. Pinkus’s appointment brings the total number of directors on the Board to six, three of whom are independent of the Fund and the Fund’s general partner under the Fund’s standard of independence.

Mr. Pinkus, 60, is a Senior Partner Emeritus for McKinsey & Company, having previously served as Chairman of McKinsey & Company (“McKinsey”) in North America since 2018 to 2024. Prior to that role, he served as the managing partner of McKinsey’s North America practice from 2015 to 2018, managing partner of McKinsey’s West Coast practice from 2006 to 2013 and managing partner of McKinsey’s San Francisco office from 2003 to 2006. Mr. Pinkus is also the former global leader of McKinsey’s Private Equity & Principal Investors Practice, which he helped found more than two decades ago. He has served on McKinsey’s Shareholders Council since 2009 and has chaired McKinsey’s Senior Partners Committee since 2019. Mr. Pinkus also previously chaired McKinsey’s Risk, Audit and Governance Committee, Strategy Committee and Finance and Infrastructure Committee. Mr. Pinkus currently serves on the board of directors of Walker & Dunlop, Inc., a publicly traded commercial real estate finance and advisory service firm, and Bloom Energy Corporation, a publicly traded manufacturer of solid oxide fuel cells. Mr. Pinkus also serves on the board of directors of Sackville Capital, a private family office in the United Kingdom, and as an advisor for PACT Capital Partners. He also currently chairs the Advancement, Development and Communications Committee and serves on the Executive Committee of the Board of Trustees of Wake Forest University and as Chair of the U.S. Ski and Snowboard Finance Committee and member of its governing board. Mr. Pinkus holds a B.A. in English and Quantitative Economics from Stanford University and an M.B.A. from Harvard Business School. Mr. Pinkus is a valuable member of the Board because of his significant expertise in management consulting, including navigating complex business environments and driving strategic initiatives.

Mr. Pinkus has not been appointed to serve as a director pursuant to any arrangement or understanding with the Fund or any other person and there are no transactions in which Mr. Pinkus has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Pinkus will receive the standard compensation paid by the Fund to its independent directors, which currently consists of a $150,000 annual retainer (prorated for any partial year), with 50% of such retainer payable in cash and the remaining 50% payable in Units, subject to election by the director to receive all compensation in Units.

Item 8.01 - Other Events.
Transactional Net Asset Value
The Fund calculates the transactional net asset value (“Transactional NAV”) for purposes of establishing the price at which transactions in the respective Units are made. A description of the Fund’s valuation process was included under “Calculation of Net Asset Value” within Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Limited Partner Matters of the Fund’s Amendment No. 1 to the Registration Statement on Form 10, filed with the Securities and Exchange Commission on February 19, 2025. Transactional NAV is based on the month-end values of the Fund’s investments and other assets and the deduction of any respective liabilities, including certain fees and expenses, in all cases as determined in accordance with the valuation policy that has been approved by the Fund’s board of directors. Organizational and offering expenses advanced on the Fund’s behalf by its investment manager will be recognized as a reduction to Transactional NAV ratably over 60 months beginning in June 2026, and servicing fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund’s general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
The following table provides a breakdown of the major components of the Fund’s Transactional Net Asset Value as of September 30, 2025 ($ in thousands):

Components of T-POP’s Transactional Net Asset Value	Consolidated Net Asset Value	Less: Non-Controlling Interests (b)	Registrant
Investments at Fair Value (Cost $469,330)	$523,291	$(2,054)	$521,237
Investments in Affiliated Investee Funds at Fair Value (Cost $57,239)	70,360	(276)	70,084
Cash and Cash Equivalents	115,393	(453)	114,940
Other Assets	887	(3)	884
Accrued Performance Participation Allocation	(7,200)	23	(7,177)
Deferred Tax Liabilities	(1,076)	4	(1,072)
Other Liabilities	(28,573)	112	(28,461)
Servicing Fees Payable (a)	(166)	—	(166)
Transactional Net Asset Value	$672,916	$(2,647)	$670,269
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(a)Servicing Fees Payable only apply to Class R-S and Class R-D Units. For purposes of T-POP’s Transactional NAV, the fees are recognized as a reduction of T-POP’s Transactional NAV on a monthly basis. For purposes of calculating net asset value in accordance with GAAP, the Fund accrues the cost of the servicing fees, as applicable, for the estimated life of the shares as an offering cost at the time the Fund sells Class R-S Units and Class R-D Units.
(b)Non-Controlling Interests relate to other parallel investment entities’ interest in the Aggregator.

The following table provides a breakdown of the Fund’s Transactional Net Asset Value per Unit by class as of September 30, 2025:

	September 30, 2025
Class	Transactional NAV per Unit	Number of Units	Transactional NAV ($ in thousands)
Class R-I (a)	$28.03	14,464,734	$405,494
Class R-S	$27.95	8,315,857	232,447
Class R-D	$28.01	170,356	4,772
Class F	$28.47	967,776	27,556
Total		23,918,723	$670,269
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(a)Transactional NAV per Unit for Class R-I does not reflect Feeder TE specific expenses and other net assets and liabilities. In addition, it does not reflect Class F_TE units which are not subject to management fees or performance participation allocations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Private Equity Opportunities, L.P.

Dated: October 27, 2025	By:	/s/ Matt White
	Name:	Matt White
	Title:	Chief Financial Officer